Exhibit 99.1

                   Brooke Corporation Moves National Office



    OVERLAND PARK, Kan., Sept. 18 /PRNewswire-FirstCall/ -- Brooke Corporation

(Amex: BXX) -- Robert D. Orr, Chairman and CEO of Brooke Corporation announced today that Brooke has moved its National Office in Overland Park, Kansas to consolidate many of its corporate and subsidiary operations into one location.

In making the announcement, Orr noted that over the past few months the

National Office significantly exceeded its capacity to conduct business out of its previous facility.  The new facility, with enhanced technology and security systems, provides adequate room for future growth and, more importantly, creates an environment for employees to experience and perpetuate

Brooke's entrepreneurial company culture.

    In addition, Orr stated, "We have scheduled an open house from 3:00-5:00

p.m. on September 19, 2003 especially for all of our investors, agents,

clients, and suppliers.  However, the invitation is extended to anyone that wishes to attend."

    The new National Office is located at 10950 Grandview Drive, Sixth Floor,

Overland Park, KS 66210.



    About our company ... Brooke Corporation (Amex: BXX) is the parent company of a family of companies that serves the insurance and financial services marketplace. Through Brooke Franchise Corporation, Brooke benefits from a rapidly growing system of franchise agents specializing primarily in property and casualty insurance but also life, health, securities, and lending brokerage services. The Company believes that franchise agents, as independent business owners, will distribute financial services more efficiently than others in the marketplace. To compliment expanding franchise operations,

Brooke also offers facilitator services such as consulting, lending, and brokerage services through Brooke operating subsidiaries.



    Email Distribution .... If you would like to receive electronic press release information directly from Brooke Corporation then please email

investments@brookecorp.com and provide your email address.

    Statements about the Company's future expectations, including future revenues and earnings, and all other statements in this press release other than historical facts are "forward looking statements" within the meaning of

Section 27A of the Securities  Act of 1933, as amended, and Section 21E of the

Securities Exchange Act of 1934, as amended, and as that term is defined in the Private Securities Litigation Reform Act of 1995. The Company intends that such forwarding-looking statements shall be subject to the safe harbors created thereby. Since these statements involve risks and uncertainties and are subject to change at any time, the Company's actual results could differ materially from expected results.



SOURCE  Brooke Corporation

    -0-                             09/18/2003

    /CONTACT:  Sherisa Coomes of Brooke Corporation, +1-785-543-3199,

Ext. 197, or cooms@brookecorp.com /

    /Web site:  http://www.brookecorp.com /

    (BXX)



CO:  Brooke Corporation

ST:  Kansas

IN:  FIN INS

SU:







CS-AB

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